EXHIBIT 99.1

AT THE COMPANY: Bruce T. Quigley Vice President of Business Development and Investor Relations 949-362-5800 bquigley@smithmicro.com	IR INQUIRIES: Charles Messman, Todd Kehrli MKR Group 818-556-3700 ir@mkr-group.com

FOR IMMEDIATE RELEASE
SMITH MICRO SOFTWARE REPORTS YEAR-END AND RECORD
2005 FOURTH QUARTER FINANCIAL RESULTS
Annual Revenue Increased 52% To $20.3 Million;
Pro-Forma Net Income Increased 60% To A Record $5.5 Million;
Company Continues To Broaden Wireless Software Product Offering;
Reports Record Backlog of $4 Million Entering First Quarter 2006
Aliso Viejo, Calif., February 21, 2006 — Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software solutions for the wireless market, today reported its 2005 fourth quarter and year-end financial results.
2005 Key Results:
•	Revenue increased to $20.3 million, up 52% from 2004.
•	Pro forma net income increased to $5.5 million, up 60% from 2004.
•	Pro forma earnings per diluted share were $0.24 on 22.8 million shares compared to $0.19 on 18.5 million shares in fiscal 2004.
•	Free Cash Flow from operations was $2.5 million for the year.
•	Record backlog going into the first quarter of 2006 of $4.0 million.
For the quarter ended December 31, 2005, the company reported total net revenue of $8.0 million, a 93% increase over the $4.2 million reported in the fourth quarter of 2004. Pro forma net income for the fourth quarter, which excludes amortization of intangibles associated with the 2005 acquisition of Allume Systems, was $2.6 million, or $0.11 per fully diluted share, a 59% increase over the $1.6 million, or $.0.09 per fully diluted share, reported in the
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Smith Micro Year-End 2005 Financial Results	Page 2 of 8
year ago quarter. Fourth quarter fully diluted comparative results take into account a significant increase in the company’s share count year over year. Fully diluted shares outstanding as of December 31, 2005 were 23.9 million versus 19.1 million shares in the fourth quarter of 2004.
For the year 2005, the company reported revenue of $20.3 million, a 52% increase over $13.3 million in the previous year and pro-forma earnings of $5.5 million, a 60% increase when compared to the $3.5 million reported in 2004. Fiscal 2005 pro-forma earnings per diluted share were $0.24 on 22.8 million shares compared to $0.19 on 18.5 million shares in fiscal 2004. Cash and cash equivalents as of December 31, 2005 were $21.2 million, an increase of $12.6 million or 146% over the $8.6 million reported in 2004. The company also reported a backlog entering into the first quarter of 2006 of $4.0 million.
“We believe our strong financial results, which include a 52% increase in revenue and a 60% increase in comparable earnings over our previous 2004 record earnings, demonstrates that our business plan is clearly on track,” said William W. Smith, Jr., President and Chief Executive Officer of Smith Micro Software. “Furthermore, we continue to build upon the strong momentum of the wireless broadband data market place. During the year we took a significant step in broadening our product reach and intellectual properties with the acquisition of Allume Systems. We are very pleased with the progress we have made in integrating and developing new products using our patent-pending compression technology. We believe these new offerings will be of significant interest to our wireless carrier and handset customers, and will provide a significant growth opportunity for us in the near future.
“Additionally, our relationship with Verizon Wireless, the leader in the wireless broadband data market in North America, remains very strong and presents continued opportunity for us to expand our wireless software product reach. In January of this year, we announced the launch of our V CAST Music Essentials Kit, our value added software application that complements Verizon Wireless’ recently released V CAST Music service. This application enables Verizon customers to manage and transfer music files to their V CAST Music phones
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Smith Micro Year-End 2005 Financial Results	Page 3 of 8
from their Windows PC’s and is now available in Verizon Wireless stores coast to coast and on verizonwireless.com. This new product highlights our ability to provide wireless carriers with value added software and services and is another important step in our close working relationship with Verizon as they continue to roll out new product offerings to their wireless customers.
“As we enter 2006, we believe we are extremely well positioned to capitalize on the growing mobile broadband marketplace with our new and existing product offerings and we believe we are well positioned to enjoy continued strong growth through organic growth and acquisitions in 2006,” Mr. Smith concluded.
Investor Conference Call
Smith Micro will hold an investor conference call to discuss the company’s results at 4:30 p.m. EST, today, February 21, 2006. The call can be accessed by dialing (800)-219-6110 and giving the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. Also, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section, or at http://phx.corporate-ir.net/playerlink.zhtml?c=107760&s=wm&e=1199542,
About Smith Micro Software
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband, eCommerce and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband and Internet technologies, the company’s products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, network fax, and traditional computer telephony. Smith Micro’s complete line of products is available through original equipment manufacturers (OEMs), direct sales, retail stores, and value-added
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Smith Micro Year-End 2005 Financial Results	Page 4 of 8
resellers (VARs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro Year-End 2005 Financial Results	Page 5 of 8
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	Three Months Ended
	December 31
	(unaudited)
	2005	2004
Net Revenues:
Products	$7,856	$3,980
Services	146	175

Total Net Revenues	8,002	4,155
Cost of Revenues:
Products	1,983	728
Services	65	87

Total Cost of Revenues	2,048	815

Gross Margin	5,954	3,340
Operating Expenses:
Selling & Marketing	1,307	354
Research & Development	1,325	634
General & Administrative	1,254	712

Total Operating Expenses	3,886	1,700

Operating Income	2,068	1,640
Interest Income	192	25

Income Before Income Tax	2,260	1,665
Income Tax Expense	49	34

Net Income	$2,211	$1,631

Net Income per share, basic	$0.10	$0.09

Weighted average shares outstanding, basic	22,106	17,706

Net Income per share, fully diluted	$0.09	$0.09

Weighted average shares outstanding, fully diluted	23,900	19,125

Smith Micro Year-End 2005 Financial Results	Page 6 of 8
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	Twelve Months Ended
	December 31
	(unaudited)
	2005	2004
Net Revenues:
Products	$19,637	$12,394
Services	621	922

Total Net Revenues	20,258	13,316
Cost of Revenues:
Products	3,818	2,530
Services	285	380

Total Cost of Revenues	4,103	2,910

Gross Margin	16,155	10,406
Operating Expenses:
Selling & Marketing	3,410	1,519
Research & Development	3,963	2,556
General & Administrative	4,621	2,868

Total Operating Expenses	11,994	6,943

Operating Income	4,161	3,463
Interest Income	667	53

Income Before Income Tax	4,828	3,516
Income Tax Expense	104	71

Net Income	$4,724	$3,445

Net Income per share, basic	$0.22	$0.20

Weighted average shares outstanding, basic	21,351	17,352

Net Income per share, fully diluted	$0.21	$0.19

Weighted average shares outstanding, fully diluted	22,806	18,497

Smith Micro Year-End 2005 Financial Results	Page 7 of 8
Smith Micro Software, Inc.
Pro-forma results exclude amortization of intangibles
associated with the acquisition of Allume Systems, Inc.
(in thousands, except per share amounts)

	GAAP		Pro-forma
	Quarter Ended		Quarter Ended
	Dec-05	Adjustments	Dec-05
Revenue	$8,002		$8,002
Cost of Revenue	2,048	-267	1,781
Gross Profit	5,954		6,221
Operating Expense	3,886	-118	3,768
Operating Income	2,068		2,453
Net Income	$2,211		$2,596
EPS	$0.10		$0.12
EPS (fd)	$0.09		$0.11

	GAAP		Pro-forma
	Year Ended		Year Ended
	Dec-05	Adjustments	Dec-05
Revenue	$20,258		$20,258
Cost of Revenue	4,103	-534	3,569
Gross Profit	16,155		16,689
Operating Expense	11,994	-236	11,758
Operating Income	4,161		4,931
Net Income	$4,724		$5,494
EPS	$0.22		$0.26
EPS (fd)	$0.21		$0.24

Smith Micro Year-End 2005 Financial Results	Page 8 of 8
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$21,215	$8,634
Accounts Receivable, (Net)	6,786	2,024
Income Tax Receivable		35
Inventory	530	47
Prepaid & Other Assets	556	203

Total Current Assets	29,087	10,943
Equipment & Improvements, Net	241	113
Goodwill	9,288	1,715
Intangible Assets, Net	4,093	—
Other Assets	7	57

TOTAL ASSETS	$42,716	$12,828

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,383	$939
Accrued Liabilities	1,376	790

Total Current Liabilities	3,759	1,729

Common Stock	22	18
Additional Paid In Capital	50,880	27,750
Accumulated Deficit	(11,945)	(16,669)

Total Stockholders’ Equity	38,957	11,099

TOTAL LIABILITIES & EQUITY	$42,716	$12,828

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